PRESS RELEASE
State National Bancshares, Inc.
(NASDAQ: SNBI)

Contact:	Tom C. Nichols	Don E. Cosby
	Chairman, President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

4500 Mercantile Plaza Drive
Suite 300
Fort Worth, TX 76137

Phone:	817-547-1150
Fax:	817-547-1159

FOR IMMEDIATE RELEASE		July 26, 2006
STATE NATIONAL BANCSHARES, INC. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
NET INCOME INCREASES 17.9% AND NET INTEREST MARGIN INCREASES TO 5.64% COMPARED
TO SECOND QUARTER 2005
Fort Worth, Texas — July 26, 2006. State National Bancshares, Inc. (“SNBI”) (NASDAQ: SNBI), the parent company of State National Bank, today announced net income for the second quarter 2006 of $4.6 million, or $0.37 per diluted common share, compared to $3.9 million, or $0.37 per diluted common share, for the comparable 2005 period.
Net income for the six months ended June 30, 2006 was $9.1 million, or $0.75 per diluted common share, compared to $7.3 million, or $0.71 per diluted common share, for the comparable 2005 period.
On June 12, 2006, SNBI entered into a definitive agreement with Banco Bilbao Vizcaya Argentaria, S.A., a bank organized under the laws of Spain, (“BBVA”) (MADRID:BBVA) pursuant to which BBVA has agreed to acquire SNBI for approximately $38.50 per share or approximately $480 million in cash. The transaction is expected to close during the first quarter of 2007. SNBI expects to continue to pay dividends through the fourth quarter of 2006.
SNBI completed the acquisition of Heritage Financial Corporation (“Heritage”) on October 6, 2005. The results of operations for Heritage have been included in SNBI’s consolidated financial statements since the date of acquisition.
“Our Company remains focused on our strengths: net interest margin, noninterest expenses efficiencies and quality loan growth,” said Tom C. Nichols, Chairman, President and CEO of SNBI. “The BBVA merger announcement in June was a positive development and all of our bankers and managers remain customer aware and bottom-line driven.”
Results of Operations
For the three months ended June 30, 2006, net income was $4.6 million compared to $3.9 million for the same period in 2005. Net income per diluted common share was $0.37 for the three months ended June 30, 2006 compared with $0.37 for the same period in 2005. Included in the 2006 second quarter results are transaction costs related to the pending acquisition by BBVA totaling $755,000, or $0.06 per share. Return on average assets, average common equity and average tangible equity for the three months ended June 30, 2006 were 1.10%, 8.33% and 15.37%, respectively, compared to 1.14%, 9.70% and 19.51%, respectively for the three months ended June 30, 2005. State National’s efficiency ratio was 64.67% and 65.18% for the three months ended June 30, 2006 and June 30, 2005, respectively. The 2006 efficiency ratio was negatively impacted by the previously mentioned transaction costs recorded in the 2nd quarter of 2006.
Net income was $9.1 million for the six month period ended June 30, 2006, compared to $7.3 million for the six month period ended June 30, 2005. Net income per diluted common share was $0.75 for the six month period ended June 30, 2006, compared to $0.71 for the comparable period in 2005 which represents an increase of 5.6% on a per share basis. Returns on average assets, average common equity and average tangible equity for the first six months of 2006 were 1.11%, 8.44% and 15.78%, respectively, compared to 1.08%, 9.34% and 19.22%, respectively for the six months ended June 30, 2005. State National’s efficiency ratio was 64.13% and 65.60% for the six months ended June 30, 2006 and June 30, 2005, respectively.
Our tax-equivalent net interest income was $25.4 million for the three months ended June 30, 2006 as compared to $18.6 million for the comparable period in 2005, an increase of 36.7%. Our net interest margin on a fully taxable-equivalent basis was 5.64% for second quarter of 2006 as compared to 5.35% in the same period in 2005. These increases were primarily attributable to higher loan volumes due primarily to the acquisition of Heritage as well as to higher interest rates earned on our loan portfolio.
Our tax-equivalent net interest income was $49.5 million for the six months ended June 30, 2006 as compared to $36.0 million for the comparable period in 2005, an increase of 37.2%. Our net interest margin on a fully taxable-equivalent basis was 5.52% for first six months of 2006 as compared to 5.29% in the same period in 2005. These increases were primarily attributable to higher loan volumes due primarily to the acquisition of Heritage as well as to higher interest rates earned on our loan portfolio.
Provision for loan losses was $320,000 for the three month period ended June 30, 2006 as compared to $300,000 for the three month period ended June 30, 2005. This represents an increase of 6.7%. The provision for loan losses represented 0.12% of average total loans for the second quarter 2006 compared to 0.12% for the same period in 2005.
Provision for loan losses was $800,000 for the six month period ended June 30, 2006 as compared to $600,000 for the six month period ended June 30, 2005. This represents an increase of 33.3%. Management calculated a provision for loan losses during 2006 to provide amounts slightly above the long term average net charge offs and to increase the overall loan loss reserve percentage to approximate peer ratios. The provision for loan losses represented 0.15% of average total loans for the first six months of 2006 compared to 0.13% for the same period in 2005.
Noninterest income was $5.0 million for the three month period ended June 30, 2006 and $4.5 million for the three month period ended June 30, 2005, a 10.9% increase. This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage.
Noninterest income was $9.7 million for the six month period ended June 30, 2006 and $8.9 million for the six month period ended June 30, 2005, a 9.3% increase. This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage.
Noninterest expense was $16.8 million for the second quarter of 2006 as compared to $13.7 million for the same period in 2005, an increase of 22.6% which is primarily attributable to the acquisition of Heritage. Also included in the second quarter of 2006 are costs related to the pending acquisition by BBVA totaling $755,000. These costs represent legal fees and fairness opinion fees associated with the pending acquisition.
Noninterest expense was $32.5 million for the first six months of 2006 as compared to $27.1 million for the same period in 2005, an increase of 20.1% which is primarily attributable to the acquisition of Heritage and previously mentioned transaction costs recorded in the 2nd quarter of 2006.

Financial Condition
Assets totaled $1.6 billion at June 30, 2006, reflecting an increase of $268.8 million, or 19.7%, as compared to assets at June 30, 2005. The increase was primarily attributable to the acquisition of Heritage. At June 30, 2006, assets related to Heritage represented approximately $232.4 million.
Loans at June 30, 2006 totaled $1.1 billion, an increase of $139.7 million, or 14.5% from $965.9 million at June 30, 2005. The increase in loans was primarily related to the acquisition of Heritage, with loans related to Heritage totaling approximately $94.9 million at June 30, 2006.
Total deposits at June 30, 2006 were $1.3 billion, an increase of $183.9 million, or 16.3% from $1.1 billion at June 30, 2005. The increase in deposits was primarily attributable to the acquisition of Heritage, with deposits related to Heritage totaling approximately $165.1 million at June 30, 2006.
Other Information
SNBI paid a quarterly cash dividend of $0.10 per common shares on June 15, 2006 to common shareholders of record on June 5, 2006.
Due to the pending acquisition, SNBI has elected not to host an earnings conference call related to the 2nd quarter 2006 earnings results.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. All information in this release and its attachments is as of July 26, 2006. State National assumes no obligation to update such forward-looking statements.

State National Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	As of or For The Three Month Periods Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005
			(Unaudited)
Income Statement Data:
Total interest income	$25,263	$23,886	$23,474	$19,589	$18,572
Total interest expense	6,031	5,512	5,230	3,882	3,385

Net interest income	19,232	18,374	18,244	15,707	15,187
Provision for loan losses	320	480	150	150	300

Net interest income after provision	18,912	17,894	18,094	15,557	14,887
Noninterest income	4,999	4,697	4,886	4,931	4,508
Noninterest expense	16,761	15,784	15,912	14,025	13,669

Income before income taxes and minority interest in consolidated subsidiary’s net (income) loss	7,150	6,807	7,068	6,463	5,726
Income tax expense	2,586	2,280	2,061	2,085	1,866
Minority interest in consolidated subsidiary’s net (income) loss	(12)	60	—	—	—

Net income	$4,552	$4,587	$5,007	$4,378	$3,860

Balance Sheet Data:
Total assets	$1,634,602	$1,692,678	$1,662,877	$1,397,009	$1,365,816
Securities	239,279	218,491	214,881	124,899	133,916
Total loans	1,105,508	1,094,896	1,086,195	973,322	965,853
Intangibles, net	115,686	116,676	118,422	83,833	84,657
Total deposits	1,311,449	1,382,539	1,357,078	1,150,776	1,127,582
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Other borrowings	44,420	33,919	34,438	28,280	22,113
Stockholders’ equity	218,575	216,072	212,257	161,335	158,213

Per Share Data:
Earnings—basic	$0.38	$0.38	$0.42	$0.43	$0.38
Earnings—diluted	0.37	0.38	0.41	0.42	0.37
Cash dividend	0.10	0.10	—	—	—
Book value	18.19	18.03	17.73	16.03	15.73
Period end shares outstanding	12,014,083	11,984,083	11,971,107	10,063,415	10,059,915
Weighted average shares outstanding— basic	12,003,918	11,976,230	11,971,107	10,080,154	10,059,860
Weighted average shares outstanding—diluted	12,270,849	12,176,031	12,297,044	10,352,201	10,322,065

Performance Ratios:
Return on average equity	8.33%	8.54%	9.44%	10.85%	9.70%
Return on average assets	1.10	1.11	1.22	1.27	1.14
Return on average tangible common equity	15.37	16.13	17.95	21.54	19.51
Net interest margin	5.64	5.40	5.36	5.41	5.35
Efficiency ratio	64.67	63.56	63.99	63.93	65.18

Asset Quality Ratios:
Nonperforming assets to loans and other real estate	0.99%	0.92%	0.89%	0.73%	0.74%
Allowance for loan losses to nonperforming loans	127.44	139.17	144.03	220.08	231.36
Allowance for loan losses to total loans	1.19	1.19	1.16	1.19	1.19
Net charge-offs (recoveries) to average loans (annualized)	0.10	(0.00)	0.32	0.03	0.09

Liquidity and Capital Ratios:
Average loans to average deposits	82.16%	80.89%	80.79%	84.95%	86.45%
Total equity to total assets	13.37	12.77	12.76	11.55	11.58
Average equity to average assets	13.25	13.02	12.91	11.70	11.77
Tangible equity to tangible assets(1)	6.84	6.58	6.19	6.23	5.91
Leverage ratio	9.91	9.64	9.36	9.71	9.61
Tier 1 risk-based capital ratio	12.44	12.37	11.98	11.74	11.84
Total risk-based capital ratio	13.51	13.46	13.04	12.82	12.96

(1)	This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	As of or For The Six
	Months Ended
	June 30,	June 30,
	2006	2005
	(Unaudited)
Income Statement Data:
Total interest income	$49,149	$36,008
Total interest expense	11,543	6,117

Net interest income	37,606	29,891
Provision for loan losses	800	600

Net interest income after provision	36,806	29,291
Noninterest income	9,696	8,872
Noninterest expense	32,545	27,094

Income before income taxes and minority interest in consolidated subsidiary’s net loss	13,957	11,069
Income tax expense	4,866	3,772
Minority interest in consolidated subsidiary’s net loss	48	—

Net income	$9,139	$7,297

Per Share Data:
Earnings—basic	$0.76	$0.73
Earnings—diluted	0.75	0.71
Cash dividend	0.10	—
Book value	18.19	15.73
Period end shares outstanding	12,014,083	10,059,915
Weighted average shares outstanding— basic	11,992,388	10,057,357
Weighted average shares outstanding—diluted	12,222,764	10,320,427

Performance Ratios:
Return on average equity	8.44%	9.34%
Return on average assets	1.11	1.08
Return on average tangible common equity	15.78	19.22
Net interest margin	5.52	5.29
Efficiency ratio	64.13	65.60

Asset Quality Ratios:
Nonperforming assets to loans and other real estate	0.99%	0.75%
Allowance for loan losses to nonperforming loans	127.44	231.36
Allowance for loan losses to total loans	1.19	1.21
Net charge-offs to average loans (annualized)	0.05	0.09

Liquidity and Capital Ratios:
Average loans to average deposits	81.52%	85.78%
Total equity to total assets	13.37	11.58
Average equity to average assets	13.13	11.61
Tangible equity to tangible assets(1)	6.84	5.91
Leverage ratio	9.91	9.61
Tier 1 risk-based capital ratio	12.44	11.84
Total risk-based capital ratio	13.51	12.96

(1)	This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2006	2006	2005	2005	2005
	(Unaudited)
ASSETS
Cash and due from banks	$77,228	$71,236	$72,922	$64,658	$64,175
Federal funds sold	—	65,700	36,950	60,900	34,500
Interest-bearing deposits in other banks	3,301	35,318	44,763	16,525	11,384

Cash and cash equivalents	80,529	172,254	154,635	142,083	110,059
Securities available-for-sale	231,660	210,399	206,787	116,958	126,001
Federal Reserve Bank stock and other investments	7,619	8,092	8,094	7,941	7,915
Loans held-for-sale	6,949	7,477	11,584	6,761	8,765
Loans held-for-investment	1,098,559	1,087,419	1,074,611	966,561	957,088

Total Loans	1,105,508	1,094,896	1,086,195	973,322	965,853
Less allowance for loan losses	13,122	13,072	12,591	11,620	11,538

Net loans	1,092,386	1,081,824	1,073,604	961,702	954,315
Premises and equipment, net	51,897	50,643	48,769	35,583	35,136
Goodwill	99,354	99,351	100,486	70,818	70,818
Other intangible assets, net	16,332	17,325	17,936	13,015	13,839
Accrued interest receivable	9,018	7,921	8,919	6,766	6,142
Other real estate and other repossessed assets	601	696	935	1,851	2,212
Other Assets	45,206	44,173	42,712	40,292	39,379

TOTAL ASSETS	$1,634,602	$1,692,678	$1,662,877	$1,397,009	$1,365,816

LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES:
Noninterest bearing demand deposits	$479,610	$509,329	$487,369	$428,795	$401,797
Interest bearing demand deposits	492,570	535,221	523,857	441,275	448,760
Interest bearing time deposits	339,269	337,989	345,852	280,706	277,025

Total deposits	1,311,449	1,382,539	1,357,078	1,150,776	1,127,582
Federal funds purchased and repurchase agreements	43,150	32,718	28,597	27,470	21,273
Accrued interest payable	1,781	1,691	1,645	1,202	1,091
Other liabilities	10,191	10,591	10,459	8,416	9,817
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Notes payable	1,270	1,201	5,841	810	840

Total liabilities	1,414,841	1,475,740	1,450,620	1,235,674	1,207,603

Minority interest in consolidated subsidiary	1,186	866	—	—	—

SHAREHOLDERS’ EQUITY
Common Stock	12,014	11,984	11,971	11,971	10,060
Additional paid-in-capital	178,560	177,823	177,428	177,012	133,850
Retained earnings	30,904	27,553	24,164	19,157	14,779
Accumulated other comprehensive loss	(2,903)	(1,288)	(1,306)	(677)	(476)
Subscription Receivable	—	—	—	(46,128)	—

Total shareholders’ equity	218,575	216,072	212,257	161,335	158,213

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,634,602	$1,692,678	$1,662,877	$1,397,009	$1,365,816

State National Bancshares, Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Three Month Periods Ended
	June 30,	March	Dec. 31,	Sept. 30,	June 30,
	2006	31, 2006	2005	2005	2005
	(Unaudited)
Interest on loans	$22,170	$20,785	$20,471	$17,728	$16,989
Interest on securities	2,632	2,320	2,480	1,277	1,342
Interest on federal funds sold and other earning assets	461	781	523	584	241

Total interest income	25,263	23,886	23,474	19,589	18,572
Interest expense — deposits	4,632	4,215	4,031	2,862	2,471
Interest expense — federal funds purchased and securities sold under agreement to repurchase	366	304	248	178	124
Interest expense — subordinated notes payable	1,010	942	898	832	780
Interest expense — notes payable	23	51	53	10	10

Total interest expense	6,031	5,512	5,230	3,882	3,385

Net interest income	19,232	18,374	18,244	15,707	15,187
Provision for loan losses	320	480	150	150	300

Net interest income after provision for loan losses	18,912	17,894	18,094	15,557	14,887
Service charges on deposit accounts	2,799	2,695	2,750	2,600	2,435
Gain on sale of loans	651	633	797	804	776
Bank owned life insurance	326	327	416	316	319
Other income	1,223	1,042	923	1,211	978

Total noninterest income	4,999	4,697	4,886	4,931	4,508
Salaries and employee benefits	8,054	8,251	8,176	7,297	7,248
Net occupancy and equipment	2,461	2,544	2,547	2,322	2,139
Amortization of intangibles	997	1,022	1,031	824	823
Professional fees	587	504	281	326	336
Communication	325	320	371	300	276
Merger	755	—	230	19	40
Other	3,582	3,143	3,276	2,937	2,807

Total noninterest expense	16,761	15,784	15,912	14,025	13,669

Income before income taxes and minority interest in consolidated subsidiary’s net (income) loss	7,150	6,807	7,068	6,463	5,726
Income tax expense	2,586	2,280	2,061	2,085	1,866
Minority interest in consolidated subsidiary’s net (income) loss	(12)	60	—	—	—

Net income	$4,552	$4,587	$5,007	$4,378	$3,860

State National Bancshares, Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Six Months Ended
	June 30,	June 30,
	2006	2005
	(Unaudited)
Interest on loans	$42,955	$32,791
Interest on securities	4,952	2,823
Interest on federal funds sold and other earning assets	1,242	394

Total interest income	49,149	36,008
Interest expense — deposits	8,846	4,405
Interest expense — federal funds purchased and securities sold under agreement to repurchase	671	209
Interest expense — subordinated notes payable	1,952	1,482
Interest expense — notes payable	74	21

Total interest expense	11,543	6,117

Net interest income	37,606	29,891
Provision for loan losses	800	600

Net interest income after provision for loan losses	36,806	29,291
Service charges on deposit accounts	5,494	4,815
Gain on sale of loans	1,284	1,349
Bank owned life insurance	653	634
Other income	2,265	2,074

Total noninterest income	9,696	8,872
Salaries and employee benefits	16,305	14,317
Net occupancy and equipment	5,005	4,307
Amortization of intangibles	2,019	1,647
Professional fees	1,091	691
Communication	645	556
Merger	755	—
Other	6,725	5,576

Total noninterest expense	32,545	27,094

Income before income taxes and minority interest in consolidated subsidiary’s net loss	13,957	11,069
Income tax expense	4,866	3,772
Minority interest in consolidated subsidiary’s net loss	48	—

Net income	$9,139	$7,297

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	Three Month Period Ended
	June 30,	March	Dec 31,	Sept 30,	June 30,
	2006	31, 2006	2005	2005	2005
			(Unaudited)
Condensed Average Balance Sheet
Total loans	$1,097,418	$1,083,370	$1,082,133	$963,379	$964,792
Securities and other investments	238,968	216,846	235,434	130,028	137,497
Federal funds sold and other earning assets	38,746	72,482	52,253	68,377	34,611

Total earning assets	1,375,132	1,372,698	1,369,820	1,161,784	1,136,900
Allowance for loan losses	(13,303)	(12,813)	(13,127)	(11,627)	(11,438)
Cash and due from banks	67,390	70,120	69,898	62,622	61,063
Goodwill	99,350	100,012	100,494	70,818	70,818
Other intangible assets, net	16,757	17,669	16,281	13,357	14,191
Other real estate	680	804	1,266	2,036	1,744
Premises and equipment, net	51,497	49,451	47,505	35,835	34,994
Other Assets	52,420	51,556	52,239	44,677	44,726

Total assets	$1,649,923	$1,649,497	$1,644,376	$1,379,502	$1,352,998

Noninterest bearing demand	$476,571	$476,067	$466,397	$412,567	$397,852
Interest bearing demand, savings and money market	522,112	519,680	521,784	443,542	443,461
Time less than $100,000	186,564	192,444	198,860	153,975	156,724
Time greater than $100,000	150,501	151,113	152,400	123,981	117,918

Total deposits	1,335,748	1,339,304	1,339,441	1,134,065	1,115,955
Federal funds purchased and other interest bearing liabilities	33,905	31,649	29,939	23,869	20,871
Subordinated notes payable	47,000	47,000	47,000	47,000	47,000
Notes payable	1,245	4,203	4,199	823	850
Other liabilities	12,409	12,319	11,540	12,412	9,141

Total liabilities	1,430,307	1,434,475	1,432,119	1,218,169	1,193,817
Minority interest in consolidated subsidiary	975	289	—	—	—
Total shareholders’ equity	218,641	214,733	212,257	161,333	159,181

Total liabilities and shareholders’ equity	$1,649,923	$1,649,497	$1,644,376	$1,379,502	$1,352,998

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	Six Months Ended
	June 30,	June 30,
	2006	2005
	(Unaudited)
Condensed Average Balance Sheet
Total loans	$1,090,394	$956,056
Securities and other investments	227,907	144,107
Federal funds sold and other earning assets	55,614	30,475

Total earning assets	1,373,915	1,1,30,638
Allowance for loan losses	(13,058)	(11,453)
Cash and due from banks	68,755	61,080
Goodwill	99,681	70,818
Other intangible assets, net	17,213	14,605
Other real estate	742	1,925
Premises and equipment, net	50,474	34,464
Other Assets	51,988	44,068

Total assets	$1,649,710	$1,346,145

Noninterest bearing demand	$476,319	$392,854
Interest bearing demand, savings and money market	520,896	445,009
Time less than $100,000	189,504	158,874
Time greater than $100,000	150,807	117,756

Total deposits	1,337,526	1,114,493
Federal funds purchased and other interest bearing liabilities	32,777	19,444
Subordinated notes payable	47,000	47,000
Notes payable	2,724	865
Other liabilities	12,364	8,110

Total liabilities	1,432,391	1,189,912
Minority interest in consolidated subsidiary	632	—
Total shareholders’ equity	216,687	156,233

Total liabilities and shareholders’ equity	$1,649,710	$1,346,145

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	As of or For The Three Month Periods Ended
	June 30,	March	Dec 31,	Sept 30,	June 30,
	2006	31, 2006	2005	2005	2005
			(Unaudited)
Allowance for loan losses
Balance, beginning of period	$13,072	$12,591	$11,620	$11,538	$11,386
Provision for loan losses	320	480	150	150	300
Loan loss reserves of acquired banks	—	—	1,670	—	—

Charge-offs:
Real estate – construction	18	—	—	15	—
Real estate – 1-4 family	54	48	36	—	38
Real estate – other	—	—	—	—	—
Commercial loans	267	—	272	106	384
Consumer loans	114	126	257	212	180
Agriculture and other loans	19	—	500	—	—

Total charge-offs	472	174	1,065	333	602

Recoveries:
Real estate – construction	—	—	—	—	—
Real estate – 1-4 family	2	1	1	3	12
Real estate – other	3	3	3	3	3
Commercial loans	142	54	87	210	219
Consumer loans	29	79	122	46	218
Agriculture and other loans	26	38	3	3	2

Total recoveries	202	175	216	265	454

Net charge-offs (recoveries)	270	(1)	849	68	148

Balance, end of period	$13,122	$13,072	$12,591	$11,620	$11,538

Nonperforming Assets
Nonaccrual loans	$8,659	$9,087	$8,654	$5,188	$4,892
Accruing loans 90 or more days past due	13	220	—	—	—
Restructured loans	1,625	86	88	92	95

Total non-performing loans	10,297	9,393	8,742	5,280	4,987
Other real estate	593	684	927	1,836	2,212
Repossessed assets	8	13	8	15	6

Total non-performing assets	$10,898	$10,090	$9,677	$7,131	$7,205

Ratios
Allowance for loan losses to total loans	1.19%	1.19%	1.16%	1.19%	1.19%
Allowance for loan losses to nonperforming loans	127.44	139.17	144.03	220.08	231.36
Nonperforming assets to loans and other real estate	0.99	0.92	0.89	0.73	0.74
Nonperforming loans to total loans	0.93	0.86	0.80	0.54	0.52
Nonperforming assets to total loans	0.99	0.92	0.89	0.73	0.75
Net charge-offs (recoveries) to average loans (annualized)	0.10	(0.00)	0.32	0.03	0.09

State National Bancshares, Inc.
Yield Analysis
(Dollars in thousands)

	Three Month Period Ended
	June 30, 2006			June 30, 2005
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expenses	Rate(1)	Balance	Expense	Rate(1)
			(Unaudited)
Assets:
Interest earnings assets:
Total loans	$1,097,418	$22,199	8.09%	$964,792	$16,989	7.04%
Securities	238,968	2,749	4.60%	137,497	1,355	3.94%
Time deposits in other banks	17,069	111	2.60%	8,985	57	2.54%
Federal funds sold	21,677	350	6.46%	25,626	184	2.87%

Total interest-earnings assets	1,375,132	25,409	7.39%	1,136,900	18,585	6.54%
Noninterest-earning assets:
Cash and due from banks	67,390			61,063
Intangible assets	116,107			85,009
Premises and equipment, net	51,497			34,994
Accrued interest receivable and other assets	53,100			46,470
Allowance for loan losses	(13,303)			(11,438)

Total noninterest-earning assets	274,791			216,098

Total assets	$1,649,923			$1,352,998

Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$522,112	1,796	1.38%	$443,461	982	0.89%
Time deposits	337,065	2,836	3.37%	274,642	1,489	2.17%
Fed funds purchased and securities sold under agreement to repurchase	33,905	366	4.32%	20,871	124	2.38%
Subordinated notes payable	47,000	1,010	8.60%	47,000	780	6.64%
Note payable	1,245	23	7.39%	850	10	4.71%

Total interest-bearing liabilities	941,327	6,031	2.56%	786,824	3,385	1.72%
Noninterest-bearing liabilities:
Demand deposits	476,571			397,852
Accrued interest payable and other liabilities	12,409			9,141

Total noninterest-bearing liabilities	488,980			406,993

Total liabilities	1,430,307			1,193,817
Minority interest in consolidated subsidiary	975			—
Shareholders’ equity	218,641			159,181

Total liabilities and shareholders’ equity	$1,649,923			$1,352,998

Net interest income		$19,378			$15,200

Net interest spread(2)			4.83%			4.82%
Net interest margin(3)			5.64%			5.35%

(1)	Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)	Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

State National Bancshares, Inc.
Yield Analysis
(Dollars in thousands)

	Six Month Period Ended
	June 30, 2006			June 30, 2005
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expenses	Rate(1)	Balance	Expense	Rate(1)
			(Unaudited)
Assets:
Interest earnings assets:
Total loans	$1,090,394	$43,015	7.89%	$956,056	$32,791	6.86%
Securities	227,907	5,192	4.56%	144,107	2,851	3.96%
Time deposits in other banks	24,712	537	4.35%	9,415	110	2.34%
Federal funds sold	30,902	705	4.56%	21,060	284	2.70%

Total interest-earnings assets	1,373,915	49,449	7.20%	1,130,638	36,036	6.37%
Noninterest-earning assets:
Cash and due from banks	68,755			61,080
Intangible assets	116,894			85,423
Premises and equipment, net	50,474			34,464
Accrued interest receivable and other assets	52,730			45,993
Allowance for loan losses	(13,058)			(11,453)

Total noninterest-earning assets	275,795			215,507

Total assets	$1,649,710			$1,346,145

Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$520,896.	3,365	1.29%	$445,009	1,664	0.75%
Time deposits	340,311	5,481	3.22%	276,630	2,741	1.98%
Fed funds purchased and securities sold under agreement to repurchase	32,777	671	4.09%	19,444	209	2.15%
Subordinated notes payable	47,000	1,952	8.31%	47,000	1,482	6.31%
Note payable	2,724	74	5.43%	865	21	4.86%

Total interest-bearing liabilities	943,708	11,543	2.45%	788,948	6,117	1.55%
Noninterest-bearing liabilities:
Demand deposits	476,319			392,854
Accrued interest payable and other liabilities	12,364			8,110

Total noninterest-bearing liabilities	488,683			400,964

Total liabilities	1,432,391			1,189,912
Minority interest in consolidated subsidiary	632			—
Shareholders’ equity	216,687			156,233

Total liabilities and shareholders’ equity	$1,649,710			$1,346,145

Net interest income		$37,906			$29,919

Net interest spread(2)			4.75%			4.82%
Net interest margin(3)			5.52%			5.29%

(1)	Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)	Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

Cash Earnings Per Share
Our balance sheet has a significant amount of intangible assets and a corresponding amount of intangible amortization, creating a wide margin between GAAP and Cash (GAAP EPS plus tax effected intangible amortization expense per share) EPS. Cash EPS is a good indicator of the increase in tangible book value per share net of any dividends paid. Therefore, we believe Cash EPS is a very important performance measurement for our company. Below is a table reconciling GAAP EPS to Cash EPS for the quarters and the six months ended June 30, 2006 and June 30, 2005.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP EPS fully diluted	$0.37	$0.37	$0.75	$0.71
Intangible amortization expense per share tax effected	0.05	0.05	0.11	0.10

Cash EPS fully diluted	$0.42	$0.42	$0.86	$0.81